     As filed with the Securities and Exchange Commission on April 15, 1999

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------

                              Washington, DC 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             CMS ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         Michigan                                   38-2726431
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)
                        Fairlane Plaza South, Suite 1100
                              330 Town Center Drive
                            Dearborn, Michigan 48126
              (Address, including ZIP code, and telephone number,
       including area code, of registrant's principal executive offices)

                       EMPLOYEES' SAVINGS & INCENTIVE PLAN
                           OF CONSUMERS ENERGY COMPANY
                              (Full title of plans)

     ALAN M. WRIGHT                            Copy to:
     Senior Vice President and                 MICHAEL D. VAN HEMERT, ESQ.
     Chief Financial Officer                   Assistant General Counsel
     Fairlane Plaza South, Suite 1100          CMS Energy Corporation
     330 Town Center Drive                     Fairlane Plaza South, Suite 1100
     Dearborn, Michigan 48126                  330 Town Center Drive
     (313) 436-9560                            Dearborn, Michigan 48126
                                               (313) 436-9602
     (Name, address, including ZIP code,
      and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

                                                           Proposed                  Proposed
Title of securities                  Amount to be       maximum offering         maximum aggregate       Amount of
 to be registered                     registered        price per share (1)      offering price(1)    registration fee

------------------------------------------------------------------------------------------------------------------------------------

Common Stock,                        5,000,000(2)          $40.41                $202,050,000            $56,170
$.01 par value

------------------------------------------------------------------------------------------------------------------------------------

1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, $.01 par value per share, of CMS Energy Corporation, on the New York Stock Exchange on April 12, 1999.

(2) The entire 5,000,000 additional shares are being registered for issuance pursuant to the Employees' Savings Incentive Plan of Consumers
        Energy Company.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement on Form S-8 is being filed solely to register additional securities in accordance with General Instruction E of Form S-8. CMS Energy Corporation ("CMS Energy" or the "Corporation") hereby incorporates by reference in this Registration Statement all contents, including those incorporated by reference, of CMS Energy's Registration Statements on Form S-8 dated June 30, 1989 (and Pre-Effective Amendment No. 1 dated July 19, 1989 and Post-Effective Amendment No. 1 dated July 29, 1992 thereto - Registration No. 33-29681) and August 4, 1995 (Registration No. 33-61595). CMS Energy has filed with the Securities and Exchange Commission (the "Commission"), and incorporates herein by reference, the following:

 SEC FILINGS (FILE NO. 1-9513)              PERIOD/DATE

 - Registration Statement on Form 8-B/A     November 22, 1996.
 - Annual Report on Form 10-K               Year ended December 31, 1998
 - Current Reports on Form 8-K              Filed January 20, 1999 and
                                            April 6, 1999

        All documents subsequently filed with the Commission by CMS Energy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        A legal opinion will be rendered for CMS Energy by Michael D. Van Hemert, Assistant General Counsel of CMS Energy. As of December 31, 1998, Mr. Van Hemert beneficially owned approximately 4,025 shares of CMS Energy Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

        RESOLVED: That effective March 1, 1987 the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

CMS Energy's Bylaws provide:

        The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article VIII of the Articles of Incorporation of CMS Energy reads:

        A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of
Section 551(l) of the Michigan Business Corporation Act, and (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article IX of the Articles of Incorporation of CMS Energy reads:

        Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this
Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        Sections 561 through 571 of the Michigan Business Corporation Act, as amended, provides CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

        Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy's subsidiaries and CMS Energy's officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at CMS Energy's request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act summarized above.

ITEM 8.   EXHIBITS

Exhibit Numbers

*(4)(a)                       -   Indenture dated as of September 15, 1992
                                  between CMS Energy and NBD Bank, as Trustee.
                                  (Designated in CMS Energy's Form S-3
                                  Registration Statement filed May 1, 1992, File
                                  No. 33-47629, as Exhibit (4)(a).)

                                  First Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit (4).)

                                  Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                                  Third Supplemental Indenture dated as of May
                                  6, 1997 between CMS Energy and NBD Bank, as
                                  Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1997, File No. 1-9513, as Exhibit (4).)

                                  Fourth Supplemental Indenture dated September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed October 6, 1997, File No. 333-37241, as
                                  Exhibit 4(a).)

                                  Fifth Supplemental Indenture dated November 4, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 1997, File No. 1-9513, as Exhibit 4(b).)

                                  Sixth Supplemental Indenture dated January 13, 1998 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-K for the year ended December 31, 1997, File No. 1-9513, as Exhibit 4(a).)

                                  Seventh Supplemental Indenture dated January
                                  25, 1999 between CMS Energy Corporation and
                                  NBD Bank, as Trustee (Designated in CMS
                                  Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as Exhibit 4(d).)

                                  Eighth Supplemental Indenture dated February
                                  3, 1999 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as Exhibit 4(d)(i).)

*(4)(b)                       -   Indenture dated as of January 15, 1994 between
                                  CMS Energy and The Chase Manhattan Bank, as
                                  Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as
                                  Exhibit (4)(a).)

                                  First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(b).)

                                  Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit (4).)

                                  Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit (4).)

                                  Fourth Supplemental Indenture dated September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 22, 1997, File No. 333-36115, as Exhibit 4(d).)

                                  Fifth Supplemental Indenture dated August 26, 1998 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-4 Registration Statement filed September 10, 1998, File No. 333-63229, as Exhibit 4(c).)

*(4)(c)                       -   Indenture dated June 1, 1997 between CMS
                                  Energy Corporation and The Bank of New York, as Trustee. (Designated in CMS Energy's Form
                                  8-K dated June 1, 1997, File No. 1-9513, as
                                  Exhibit 4(a).)

                                  First Supplemental Indenture dated June 20,
                                  1997 between CMS Energy Corporation and The
                                  Bank of New York, as Trustee. (Designated in
                                  CMS Energy's Form 8-K dated July 1, 1997, File No. 1- 9513, as Exhibit 4(b).)

*(4)(d)                       -   Credit Agreement dated as of July 21, 1997,
                                  among CMS Energy, the Banks, the
                                  Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication
                                  Agent, the Co-Agents and
                                  the Lead Manager, all as defined therein, and the Exhibits and Schedules thereto.
                                  (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1997, File no. 1-9513, as Exhibit 4.)

                                  Amendment No. 1 dated January 30, 1998 to
                                  Credit Agreement dated July 21, 1997, among
                                  CMS Energy, the Banks, the Administrative
                                  Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Co-Agents and the Lead Manager, all as defined therein, and the Exhibits thereto. (Designated in CMS Energy's Form S-4 Registration Statement file September 10, 1998, File No. 333-63229, as
                                  Exhibit 4(f)).

                                  Amendment No. 2 dated November 2, 1998 to
                                  Credit Agreement dated July 21, 1997, among
                                  CMS Energy , the Banks, the Administrative
                                  Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Co-Agents and the Lead Manager, all as defined therein, and the Exhibits thereto. (Designated in CMS Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as Exhibit 10(b)).

*(4)(e)                       -   Restated Articles of Incorporation of CMS
                                  Energy. (Designated in CMS Energy's Form S-4 dated June 6, 1995, File No. 1-9513, as
                                  Exhibit (3)(i).

*(4)(f)                       -   By-Laws of CMS Energy.  (Designated in CMS
                                  Energy's Form 10-K for the year ended December
                                  31, 1994, File No. 1-5611, as Exhibit 3(c)).

**(4)(g)                      -   Employees' Savings & Incentive Plan of
                                  Consumers Energy Company, as first effective
                                  November 1, 1961 and as most recently amended
                                  January 1, 1998.

*(4)(h)                       -   Form of election of Exercise of Nonqualified
                                  Stock Option. (Designated in CMS Energy's Form
                                  S-8 dated August 4, 1995, File No. 33-61595,
                                  as Exhibit (4)(f)).

*(4)(i)                       -   Form of certificate of option grant.
                                  (Designated in CMS Energy's Form S-8 dated
                                  August 4, 1995, File No. 33-61595, as Exhibit
                                  (4)(g)).

(5)                           -   Opinion of Michael D. Van Hemert, Esq.,
                                  Assistant General Counsel for CMS Energy re:
                                  legality of securities being offered.

(23)(a)                       -   Consent of Michael D. Van Hemert, Esq.,
                                  Assistant General Counsel for CMS Energy
                                  (included in Exhibit 5 above).

(23)(b)                       -   Consent of Arthur Andersen LLP regarding the
                                  Company's Form 10-K.

(24)                          -   Power of Attorney

--------------------
*Previously Filed
**CMS Energy has submitted the Employees' Savings & Incentive Plan of
Consumers Energy Company and any amendment thereto to the Internal Revenue Service in a timely manner and has made all changes required by the IRS in order to qualify the plan.

      Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on April 15, 1999.

CMS ENERGY CORPORATION

                                      By: /s/ A.M. Wright
                                         ---------------------
                                              Alan M. Wright
                                        Senior Vice President and Chief
                                             Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on April 15, 1999.


         NAME                                        TITLE
         ----                                        -----
    (i)  Principal executive officer:

         /s/ William T. McCormick, Jr.               Chairman of the Board, Chief Executive Officer and Director
         -------------------------------
         William T. McCormick, Jr.

    (ii) Principal financial officer:

         /s/ A.M. Wright                             Senior Vice President and Chief Financial Officer
         -------------------------------
         Alan M. Wright

    (iii)/s/ P.D. Hopper                             Senior Vice President, Controller and Chief Accounting
         -------------------------------             Officer
         Preston D. Hopper


                              *                      Director
         -------------------------------
         (John M. Deutch)

                              *                      Director
         -------------------------------
         (James J. Duderstadt)

                              *                      Director
         -------------------------------
         (Kathleen R. Flaherty

                              *                      Director
         -------------------------------
         (Victor J. Fryling)

                              *                      Director
         -------------------------------
         (Earl D. Holton)

         NAME                                        TITLE

                             *                       Director
         -------------------------------
         (William U. Parfet)

                             *                       Director
         -------------------------------
         (Percy A. Pierre)

                             *                       Director
         -------------------------------
         (Kenneth L. Way)

                             *                       Director
         -------------------------------
         (Kenneth Whipple)

                             *                       Director
         -------------------------------
         (John B. Yasinsky)



    By:  /s/ A.M. Wright
         -------------------------------
         Alan M. Wright
         Attorney-in-Fact

    THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on April 15, 1999.

                                      EMPLOYEES' SAVINGS & INCENTIVE PLAN
                                      OF CONSUMERS ENERGY COMPANY



                                      By: /s/ Thomas A. McNish
                                          ----------------------------
                                              Thomas A. McNish
                                              Plan Administrator

                                 EXHIBIT INDEX
                                 -------------
                            DESCRIPTION OF EXHIBITS
                            -----------------------

Exhibit Numbers
---------------

*(4)(a)                       -   Indenture dated as of September 15, 1992
                                  between CMS Energy and NBD Bank, as Trustee.
                                  (Designated in CMS Energy's Form S-3
                                  Registration Statement filed May 1, 1992, File
                                  No. 33-47629, as Exhibit (4)(a).)

                                  First Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit (4).)

                                  Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                                  Third Supplemental Indenture dated as of May
                                  6, 1997 between CMS Energy and NBD Bank, as
                                  Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1997, File No. 1-9513, as Exhibit (4).)

                                  Fourth Supplemental Indenture dated September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed October 6, 1997, File No. 333-37241, as
                                  Exhibit 4(a).)

                                  Fifth Supplemental Indenture dated November 4, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 1997, File No. 1-9513, as Exhibit 4(b).)

                                  Sixth Supplemental Indenture dated January 13, 1998 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-K for the year ended December 31, 1997, File No. 1-9513, as Exhibit 4(a).)

                                  Seventh Supplemental Indenture dated January
                                  25, 1999 between CMS Energy Corporation and
                                  NBD Bank, as Trustee (Designated in CMS
                                  Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as Exhibit 4(d).)

                                  Eighth Supplemental Indenture dated February
                                  3, 1999 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as Exhibit 4(d)(i).)

*(4)(b)                       -   Indenture dated as of January 15, 1994 between
                                  CMS Energy and The Chase Manhattan Bank, as
                                  Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as
                                  Exhibit (4)(a).)

                                  First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(b).)

                                  Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit (4).)

                                  Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit (4).)

                                  Fourth Supplemental Indenture dated September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 22, 1997, File No. 333-36115, as Exhibit 4(d).)

                                  Fifth Supplemental Indenture dated August 26, 1998 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-4 Registration Statement filed September 10, 1998, File No. 333-63229, as Exhibit 4(c).)

*(4)(c)                       -   Indenture dated June 1, 1997 between CMS
                                  Energy Corporation and The Bank of New York, as Trustee. (Designated in CMS Energy's Form
                                  8-K dated June 1, 1997, File No. 1-9513, as
                                  Exhibit 4(a).)

                                  First Supplemental Indenture dated June 20,
                                  1997 between CMS Energy Corporation and The
                                  Bank of New York, as Trustee. (Designated in
                                  CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit 4(b).)

*(4)(d)                       -   Credit Agreement dated as of July 21, 1997,
                                  among CMS Energy, the Banks, the
                                  Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication
                                  Agent, the Co-Agents and
                                  the Lead Manager, all as defined therein, and the Exhibits and Schedules thereto.
                                  (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1997, File no. 1-9513, as Exhibit 4.)

                                  Amendment No. 1 dated January 30, 1998 to
                                  Credit Agreement dated July 21, 1997, among
                                  CMS Energy, the Banks, the Administrative
                                  Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Co-Agents and the Lead Manager, all as defined therein, and the Exhibits thereto. (Designated in CMS Energy's Form S-4 Registration Statement file September 10, 1998, File No. 333-63229, as
                                  Exhibit 4(f)).

                                  Amendment No. 2 dated November 2, 1998 to
                                  Credit Agreement dated July 21, 1997, among
                                  CMS Energy , the Banks, the Administrative
                                  Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Co-Agents and the Lead Manager, all as defined therein, and the Exhibits thereto. (Designated in CMS Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as Exhibit 10(b)).

*(4)(e)                       -   Restated Articles of Incorporation of CMS
                                  Energy. (Designated in CMS Energy's Form S-4 dated June 6, 1995, File No. 1-9513, as
                                  Exhibit (3)(i).

*(4)(f)                       -   By-Laws of CMS Energy.  (Designated in CMS
                                  Energy's Form 10-K for the year ended December
                                  31, 1994, File No. 1-5611, as Exhibit 3(c)).

**(4)(g)                      -   Employees' Savings & Incentive Plan of
                                  Consumers Energy Company, as first effective
                                  November 1, 1961 and as most recently amended
                                  January 1, 1998.

*(4)(h)                       -   Form of election of Exercise of Nonqualified
                                  Stock Option. (Designated in CMS Energy's Form
                                  S-8 dated August 4, 1995, File No. 33-61595,
                                  as Exhibit (4)(f)).

*(4)(i)                       -   Form of certificate of option grant.
                                  (Designated in CMS Energy's Form S-8 dated
                                  August 4, 1995, File No. 33-61595, as Exhibit
                                  (4)(g)).

(5)                           -   Opinion of Michael D. Van Hemert, Esq.,
                                  Assistant General Counsel for CMS Energy re:
                                  legality of securities being offered.

(23)(a)                       -   Consent of Michael D. Van Hemert, Esq.,
                                  Assistant General Counsel for CMS Energy
                                  (included in Exhibit 5 above).

(23)(b)                       -   Consent of Arthur Andersen LLP regarding the
                                  Company's Form 10-K.

(24)                          -   Power of Attorney

--------------------
*Previously Filed
**CMS Energy has submitted the Employees' Savings & Incentive Plan of
Consumers Energy Company and any amendment thereto to the Internal Revenue Service in a timely manner and has made all changes required by the IRS in order to qualify the plan.

      Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.